     As Filed With the Securities and Exchange Commission on March 20, 2000

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       FIDELITY NATIONAL FINANCIAL, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                             86-0498599
-------------------------------                              -------------------
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


          17911 VON KARMAN AVENUE, SUITE 300, IRVINE, CALIFORNIA 92614
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                   ----------

             CHICAGO TITLE CORPORATION 1998 LONG-TERM INCENTIVE PLAN
              CHICAGO TITLE CORPORATION DIRECTORS STOCK OPTION PLAN
--------------------------------------------------------------------------------
                           (FULL TITLES OF THE PLANS)

                                   ----------

                             PETER T. SADOWSKI, ESQ.
                        FIDELITY NATIONAL FINANCIAL, INC.
          17911 VON KARMAN AVENUE, SUITE 300, IRVINE, CALIFORNIA 92614
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                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (949) 622-5000
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          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                             C. CRAIG CARLSON, ESQ.
                         STRADLING YOCCA CARLSON & RAUTH
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 725-4000


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF             AMOUNT TO BE      OFFERING PRICE         AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED          REGISTERED(1)       PER SHARE(2)      OFFERING PRICE(2)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
     Common Stock, $0.0001 par value (3)        3,098,697            $12.4505          $38,580,399           $10,185.23
     Common Stock, $0.0001 par value (4)           97,251            $11.48            $ 1,116,439           $   294.74
                                                                                                             ----------
                    Total                                                                                    $10,479.97
                                                                                                             ==========
=========================================================================================================================

(1) Represents shares issuable upon the exercise of options assumed by the Registrant in connection with the merger of Chicago Title Corporation with and into the Registrant on March 20, 2000.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the aggregate offering price is computed upon the basis of the price at which the options may be exercised, the weighted average per share amount of which is $12.4505 (for options under the 1998 Long-Term Plan) and $11.48 (for options under the Directors Plan).

(3) Outstanding under the Chicago Title Corporation 1998 Long-Term Incentive Plan (the "1998 Long-Term Plan").

(4) Outstanding under the Chicago Title Corporation Directors Stock Option Plan (the "Directors Plan").

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 registers shares of common stock, par value $.0001 per share (the "Common Stock"), of Fidelity National Financial, Inc. ("Fidelity" or the "Company"), which may be issued in connection with, or in respect of, options ("Chicago Title Options") to purchase shares of common stock, par value $1.00 per share (the "Chicago Title Shares"), of Chicago Title Corporation, a Delaware corporation ("Chicago Title"), outstanding pursuant to the Chicago Title Corporation 1998 Long-Term Incentive Plan (the "1998 Long-Term Plan"), and the Chicago Title Corporation Directors Stock Option Plan (the "Directors Plan" and, together with the 1998 Long-Term Plan, the "Chicago Title Plans"). The shares of Common Stock registered in respect of Chicago Title Options under each Chicago Title Plan are as follows: 1998 Long-Term Plan - 3,098,697 shares; and Directors Plan - 97,251 shares.

         The Agreement and Plan of Merger, dated as of August 1, 1999 and amended as of October 13, 1999, between the Company and Chicago Title (the "Merger Agreement") provides that each Chicago Title Option shall be converted at the effective time of the merger of Chicago Title with and into the Company into an option or right to acquire, on the same terms and conditions as were applicable under such Chicago Title Option (except that the converted option shall be vested and immediately exercisable) that number of shares of Common Stock determined by multiplying the number of Chicago Title Shares subject to such Chicago Title Option by the Per Share Stock Amount (as such term is defined in and determined in accordance with the Merger Agreement), with any fractional shares of Common Stock resulting from such calculation being rounded down to the nearest whole share, at a price per share (rounded up to the nearest whole cent) equal to (x) the aggregate exercise price for Chicago Title Shares covered by such Chicago Title Option divided by (y) the number of full shares of Common Stock covered by such Chicago Title Option in accordance with the foregoing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM     3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Fidelity with the Commission (File No. 1-9396) and are incorporated herein by reference:

                  (a) Annual Report on Form 10-K, as amended, for the year ended December 31, 1998;

                  (b) Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 1999 and June 30, 1999 and September 30, 1998;

                  (c) Current Reports on Form 8-K filed on March 22, 1999, August 4, 1999, January 26, 2000 and February 15, 2000; and

                  (d) The description of Common Stock contained in Fidelity's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Fidelity pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, a director will not be liable for monetary damages for breach of the director's fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate a director's fiduciary duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for (i) breach of the director's duty of loyalty to the Company or its stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (ii) acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, (iii) any transaction from which the director derives an improper personal benefit, (iv) acts or omissions involving reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of the risk of serious injury to the Company or its stockholders, (v) acts or omissions that constitute an unexpected pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, (vi) improper transactions between a director and the Company, and (vii) improper distributions and loans to directors and officers. This provision does not affect a director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

         In addition, the Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom the Company is required or permitted to indemnify. The Company has entered into agreements with its directors and executive officers, which requires the Company to indemnify them to the fullest extent permitted by law against certain losses they may incur in legal proceedings arising in connection with their services to the Company.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The above discussion of the Registrant's Certificate of Incorporation and Bylaws and of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation and Bylaws and the Delaware Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

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

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

         Number                     Description
         ------                     -----------

         5.1               Opinion of Stradling Yocca Carlson & Rauth.

         23.1              Consent of KPMG LLP.

         23.2 Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

         24.1              Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 17th day of March, 2000.

                                             FIDELITY NATIONAL FINANCIAL, INC.


                                             By:  /s/ William P. Foley, II
                                                  ------------------------------
                                                  William P. Foley, II
                                                  Chairman of the Board
                                                  and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Fidelity National Financial, Inc., do hereby make, constitute and appoint William P. Foley, II, Frank P. Willey and Alan L. Stinson, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                          Title                           Date
          ---------                          -----                           ----

/s/ William P. Foley, II            Chairman of the Board and           March 17, 2000
------------------------------       Chief Executive Officer
    William P. Foley, II          (Principal Executive Officer)

/s/ Frank P. Willey                   President and Director            March 17, 2000
------------------------------
    Frank P. Willey

/s/ Alan L. Stinson                Executive Vice President and         March 17, 2000
-------------------------------      Chief Financial Officer
    Alan L. Stinson              (Principal Financial Officer and
                                       Accounting Officer)


/s/ William A. Imparato                 Director                    March 17, 2000
-------------------------------
    William A. Imparato

/s/ Donald M. Koll                      Director                    March 17, 2000
-------------------------------
    Donald M. Koll

/s/ Daniel D. Lane                      Director                    March 17, 2000
-------------------------------
    Daniel D. Lane

/s/ General William Lyon                Director                    March 17, 2000
-------------------------------
    General William Lyon

/s/ J. Thomas Talbot                    Director                    March 17, 2000
-------------------------------
    J. Thomas Talbot

/s/ Cary H. Thompson                    Director                    March 17, 2000
-------------------------------
    Cary H. Thompson

                                  EXHIBIT INDEX

   Exhibit                                                           Sequential
   Number                      Description                           Page Number
   ------                      -----------                           -----------

     5.1        Opinion of Stradling Yocca Carlson & Rauth.

    23.1        Consent of KPMG LLP.

    23.2        Consent of Stradling Yocca Carlson & Rauth
                (included in Exhibit 5.1).

    24.1        Power of Attorney (included on signature page).